Exhibit 99.1

FOR IMMEDIATE RELEASE

COMPANY CONTACT:	PRESS CONTACT:
Cheryl Sanclemente	Guy Lawrence
W. P. Carey Inc.	Ross & Lawrence
212-492-8995	212-308-3333
csanclemente@wpcarey.com	gblawrence@rosslawpr.com

W. P. Carey Announces Third Quarter Financial Results

Merger with CPA®:15 and REIT Conversion Completed September 28, 2012

New York, NY – November 8, 2012 – W. P. Carey Inc. (NYSE: WPC), a real estate investment trust (“REIT”), today reported financial results for the third quarter ended September 30, 2012. Results do not fully reflect the impact of the merger with its affiliate, Corporate Property Associates 15 Incorporated (“CPA®:15”), which closed on September 28, 2012. Results for the combined companies can be accessed at [link to Supplemental Report].

QUARTERLY RESULTS

▪                  Funds from operations—as adjusted (AFFO) for the third quarter of 2012 decreased compared to the third quarter of 2011, to $33.9 million or $0.82 per diluted share from $41.6 million or $1.03 per diluted share, respectively. AFFO for the nine months ended September 30, 2012 was $101.8 million or $2.48 per diluted share, compared to $153.6 million or $3.80 per diluted share for the comparable period in 2011. The higher levels in the 2011 periods were primarily due to $52.5 million of revenues earned from the merger of two of our managed CPA® REITS in May 2011.

▪                  Cash flow from operating activities for the nine months ended September 30, 2012 was $31.7 million compared to $62.7 million for the prior year period.

▪                  Total revenues net of reimbursed expenses for the third quarter of 2012 was $51.2 million compared to $62.0 million for the third quarter of 2011. Total revenues net of reimbursed expenses for the nine months ended September 30, 2012 was $148.9 million compared to $219.4 million for the prior year period. Reimbursed expenses are excluded from total revenues because they have no impact on net income.

▪                  Total adjusted revenue, or revenue on a pro-rata basis, for the nine months ended September 30, 2012 was $233.5 million compared to $243.9 million for the prior year period.

▪                  Net income attributable to W. P. Carey common stockholders for the third quarter of 2012 was $2.6 million, compared to $25.2 million for the same period in 2011. For the nine months ended September 30, 2012, net income was $46.7 million compared to $130.0 million for the comparable period in 2011.

▪                  We received approximately $8.5 million in cash distributions from our equity ownership in the CPA® REITs for the quarter ended September 30, 2012 compared with $6.1 million for the comparable period in 2011.

▪                  Further information concerning AFFO and total adjusted revenue —non-GAAP supplemental performance metrics—is presented in the accompanying tables.

Commenting on the Company’s quarterly results, Trevor Bond, President and Chief Executive Officer, noted, “The merger and REIT conversion were the strategic highlights of our third quarter and positively impacted the liquidity in our stock and interest from institutional and individual investors as expected. From a results perspective, underscoring the cyclicality of the incentive fees we earn through fund liquidations and the structuring revenues we earn through new investments, our headline numbers are off from last year, primarily because we earned a $52 million fee in 2011 following the merger of CPA®:14 and CPA®:16 – Global and because investment volume has been lighter so far this year compared to the same period last year. That said, the pipeline going into the fourth quarter is strong, although we know that we can’t count on a deal until it’s closed, of course. More importantly, the figures by which we measure the performance of our core business, which are set forth in the supplemental information package that we filed today, demonstrate continued stability and remain in line with growth expectations, especially when one looks at the pro forma year-to-date performance of the combined companies. We look forward to breaking those numbers down in more detail for our investors on today’s earnings call.”

W. P. Carey Inc. 9/30/2012 Earnings Release 8-K — 1

CONVERSION TO REIT AND MERGER WITH CPA®:15

•                  W. P. Carey’s conversion to a REIT and merger with CPA®:15 closed on September 28, 2012 and W. P. Carey Inc. commenced trading on the New York Stock Exchange as a REIT effective October 1, 2012.

•                  As a result of our conversion to REIT status, W. P. Carey was immediately eligible for inclusion in the FTSE NAREIT All REITs index and was added to the MSCI US REIT and MSCI Mid Cap 450 Indices on October 15, 2012.

•                  Unaudited combined company AFFO for the nine months ended September 30, 2012 would have been $2.78 per share.

W. P. CAREY OWNED PORTFOLIO UPDATE

•                  In the third quarter of 2012, W. P. Carey acquired five retail stores leased to Walgreen Co. The properties, comprising a total of approximately 74,000 square feet, are located in Virginia Beach, Virginia; Florence, Alabama; Snellville, Georgia; Concord, North Carolina; and Rockport, Texas. The purchase price was approximately $25 million.

•                  During the third quarter, W. P. Carey secured approximately $42 million represented refinancing of maturing debt on three properties; interest rates on these re-financings averaged more than 190 basis points below the rates on existing financings. Additionally, financing of properties used primarily to acquire a joint venture interest from an unrelated third party was $140 million.

•                  The W. P. Carey owned portfolio currently consists of 430 properties comprising 39 million square feet leased to more than 130 corporate tenants. The average lease term of the portfolio has increased to 9.1 years and the occupancy rate is approximately 98.4%.

ASSET MANAGEMENT UPDATE

▪                  W. P. Carey is the advisor to the CPA® REITs and CWI, which had aggregate real estate assets of $7.3 billion and total assets of $7.8 billion as of September 30, 2012.

▪                  The average occupancy rate for the 81 million square feet owned by the CPA® REITs was approximately 97.9%.

▪                  The W. P. Carey Group’s assets under ownership and management total approximately $13.3 billion as of September 30, 2012.

CPA®:17 – GLOBAL ACTIVITY

▪                  We have raised more than $2.6 billion on behalf of CPA®:17 - Global through November 6, 2012, since beginning fundraising in December 2007.

▪                  Investment volume for CPA®:17 - Global in the third quarter of 2012 was approximately $173.7 million. This includes acquisitions of an automotive dealership portfolio of $66 million, an industrial headquarters facility located in Avon, Ohio leased to Bearing Technologies, LLC, two for-profit education facilities located in Savannah, Georgia and Montgomery, Alabama, and a corporate headquarters building in Warrenville, Illinois, as well as financing for the construction of an industrial warehouse located in Zary, Poland.

CAREY WATERMARK INVESTORS ACTIVITY

▪                  From the beginning of its initial public offering through November 6, 2012, we have raised approximately $130 million on behalf of Carey Watermark Investors (“CWI”), our lodging-focused non-traded REIT offering and invested approximately $128 million.

DISTRIBUTIONS

▪                  Our Board of Directors raised the quarterly cash distribution to $0.650 per share for the third quarter of 2012.  The distribution—our 46th consecutive quarterly increase—represented a 15% increase and was paid on October 16, 2012 to shareholders of record as of October 2, 2012.

W. P. Carey Inc. 9/30/2012 Earnings Release 8-K — 2

CONFERENCE CALL & WEBCAST

Please call at least 10 minutes prior to call to register.

Time: Thursday, November 8, 2012 at 11:00 AM (ET)

Call-in Number: 800-860-2442

(International) +1-412-858-4600

Webcast: www.wpcarey.com/earnings

Podcast: www.wpcarey.com/podcast

Available after 2:00 PM (ET)

Replay Number: 877-344-7529

(International) +1-412-317-0088

Replay Passcode: 10019678

Replay Available until November 22, 2012 at 9:00 AM (ET).

W. P. Carey Inc.

W. P. Carey Inc. is a publicly traded REIT (NYSE: WPC) that provides long-term sale-leaseback and build-to-suit financing for companies worldwide and manages an investment portfolio of approximately $13.3 billion. W. P. Carey Inc. is the successor to W. P. Carey & Co. LLC, which had its origins in 1973. The largest owner/manager of net lease assets, WPC’s corporate finance focused credit and real estate underwriting process is a constant that has been successfully leveraged across a wide variety of industries and property types. Our portfolio of long-term leases with creditworthy tenants has an established history of generating stable cash flows that have enabled the Company to deliver consistent and rising dividend income to investors for nearly four decades. www.wpcarey.com

Individuals interested in receiving future updates on W. P. Carey via e-mail can register at www.wpcarey.com/alerts.

This press release contains forward-looking statements within the meaning of the Federal securities laws.  Examples of such forward-looking statements include, but are not limited to, the statements made by Mr. Bond. A number of factors could cause the Company’s actual results, performance or achievement to differ materially from those anticipated.  Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for office and industrial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated.  For further information on factors that could impact the Company, reference is made to the Company’s filings with the Securities and Exchange Commission.

W. P. Carey Inc. 9/30/2012 Earnings Release 8-K — 3

W. P. CAREY INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues
Asset management revenue	$15,850	$14,840	$47,088	$51,279
Structuring revenue	8,316	21,221	19,576	42,901
Incentive, termination and subordinated disposition revenue	-	-	-	52,515
Wholesaling revenue	4,012	2,586	11,878	8,788
Reimbursed costs from affiliates	19,879	14,707	59,100	49,485
Lease revenues	16,714	17,001	51,265	46,682
Other real estate income	6,265	6,303	19,089	17,212
	71,036	76,658	207,996	268,862
Operating Expenses
General and administrative	(54,826)	(25,187)	(108,317)	(71,095)
Reimbursable costs	(19,879)	(14,707)	(59,100)	(49,485)
Depreciation and amortization	(6,571)	(6,323)	(19,928)	(16,552)
Property expenses	(2,426)	(3,231)	(7,863)	(8,547)
Other real estate expenses	(2,600)	(2,725)	(7,530)	(8,224)
Impairment charges	(5,535)	-	(5,535)	-
	(91,837)	(52,173)	(208,273)	(153,903)
Other Income and Expenses
Other interest income	252	323	910	1,558
Income from equity investments in real estate and the REITs	10,477	16,068	52,808	37,356
Gain on change in control of interests	20,794	-	20,794	27,859
Other income and (expenses)	502	(294)	2,026	4,945
Interest expense	(7,868)	(5,989)	(22,459)	(15,660)
	24,157	10,108	54,079	56,058
Income from continuing operations before income taxes	3,356	34,593	53,802	171,017
Provision for income taxes	(379)	(5,929)	(192)	(38,526)
Income from continuing operations	2,977	28,664	53,610	132,491
Discontinued Operations
(Loss) income from operations of discontinued properties	(342)	916	(870)	1,146
(Loss) gain on sale of real estate	(409)	612	(888)	1,272
Impairment charges	-	(4,934)	(6,727)	(4,975)
Loss from discontinued operations, net of tax	(751)	(3,406)	(8,485)	(2,557)
Net Income	2,226	25,258	45,125	129,934
Add: Net loss attributable to noncontrolling interests	325	581	1,383	1,295
Less: Net loss (income) attributable to redeemable noncontrolling interest	37	(637)	146	(1,241)
Net Income Attributable to W. P. Carey Common Stockholders	$2,588	$25,202	$46,654	$129,988
Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey common stockholders	$0.08	$0.70	$1.35	$3.28
Loss from discontinued operations attributable to W. P. Carey common stockholders	(0.02)	(0.08)	(0.21)	(0.06)
Net income attributable to W. P. Carey common stockholders	$0.06	$0.62	$1.14	$3.22
Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey common stockholders	$0.08	$0.70	$1.33	$3.25
Loss from discontinued operations attributable to W. P. Carey common stockholders	(0.02)	(0.08)	(0.21)	(0.06)
Net income attributable to W. P. Carey common stockholders	$0.06	$0.62	$1.12	$3.19
Weighted Average Shares Outstanding
Basic	40,366,298	39,861,064	40,398,433	39,794,506
Diluted	41,127,404	40,404,520	41,029,578	40,424,316
Amounts Attributable to W. P. Carey Common Stockholders
Income from continuing operations, net of tax	$3,339	$28,608	$55,139	$132,545
Loss from discontinued operations, net of tax	(751)	(3,406)	(8,485)	(2,557)
Net income	$2,588	$25,202	$46,654	$129,988
Distributions Declared Per Common Share	$0.650	$0.560	$1.782	$1.622

W. P. Carey Inc. 9/30/2012 Earnings Release 8-K — 4

W. P. CAREY INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Nine Months Ended September 30,
	2012	2011
Cash Flows — Operating Activities
Net income	$45,125	$129,934
Adjustments to net income:
Depreciation and amortization, including intangible assets and deferred financing costs	22,532	20,160
Income from equity investments in real estate and the REITs in excess of distributions received	(18,557)	(835)
Straight-line rent and financing lease adjustments	(2,229)	(2,039)
Amortization of deferred revenue	(7,077)	(3,932)
Gain on deconsolidation of a subsidiary	-	(1,008)
Gain on sale of real estate	(1,564)	(264)
Unrealized gain on foreign currency transactions and others	(17)	(79)
Realized loss (gain) on foreign currency transactions and others	594	(1,134)
Management and disposition income received in shares of affiliates	(21,272)	(62,493)
Gain on conversion of shares	(15)	(3,834)
Gain on change in control of interests	(20,794)	(27,859)
Impairment charges	12,262	4,975
Stock-based compensation expense	19,560	13,026
Deferred acquisition revenue received	17,017	18,128
Increase in structuring revenue receivable	(8,502)	(17,732)
(Decrease) increase in income taxes, net	(14,885)	5,907
Net changes in other operating assets and liabilities	9,561	(8,269)
Net cash provided by operating activities	31,739	62,652
Cash Flows — Investing Activities
Cash paid to shareholders of CPA®:15 in connection with the Merger	(152,356)	-
Cash acquired in connection with the Merger	178,945	-
Distributions received from equity investments in real estate and the REITs in excess of equity income	27,241	13,870
Capital contributions to equity investments	(377)	(2,297)
Purchase of interests in CPA®:16 — Global	-	(121,315)
Purchases of real estate and equity investments in real estate	(2,679)	(24,323)
VAT refunded in connection with acquisitions of real estate	-	5,035
Capital expenditures	(2,930)	(6,731)
Cash acquired on acquisition of subsidiaries	-	57
Proceeds from sale of real estate	32,586	10,998
Proceeds from sale of securities	314	777
Funding of short-term loans to affiliates	-	(96,000)
Proceeds from repayment of short-term loans to affiliates	-	95,000
Funds placed in escrow	(11,716)	(5,282)
Funds released from escrow	13,540	2,326
Net cash provided by (used in) investing activities	82,568	(127,885)
Cash Flows — Financing Activities
Distributions paid	(69,180)	(63,060)
Contributions from noncontrolling interests	2,319	2,341
Distributions paid to noncontrolling interests	(1,866)	(5,310)
Purchase of noncontrolling interest	-	(7,502)
Purchase of treasury stock from related party	(25,000)	-
Scheduled payments of mortgage principal	(12,455)	(22,893)
Proceeds from mortgage financing	1,250	20,848
Proceeds from senior credit facility	215,000	251,410
Repayments of senior credit facility	(30,000)	(140,000)
Payment of financing costs	(1,687)	(1,562)
Proceeds from issuance of shares	5,964	1,034
Windfall tax benefit associated with stock-based compensation awards	8,865	2,051
Net cash provided by financing activities	93,210	37,357
Change in Cash and Cash Equivalents During the Period
Effect of exchange rate changes on cash	(70)	278
Net increase (decrease) in cash and cash equivalents	207,447	(27,598)
Cash and cash equivalents, beginning of period	29,297	64,693
Cash and cash equivalents, end of period	$236,744	$37,095

W. P. Carey Inc. 9/30/2012 Earnings Release 8-K — 5

W. P. CAREY INC.

Financial Highlights (Unaudited)

(in thousands, except per share amounts)

These financial highlights include non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”) and funds from operations – as adjusted (“AFFO”). A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures is provided on the following pages.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
EBITDA (a)
Investment management	$1,465	$15,006	$7,928	$90,074
Real estate ownership	16,132	29,646	82,282	114,644
Total	$17,597	$44,652	$90,210	$204,718

AFFO (a)
Investment management	$(4,513)	$14,065	$6,257	$79,084
Real estate ownership	38,432	27,485	95,553	74,559
Total	$33,919	$41,550	$101,810	$153,643

EBITDA Per Share (Diluted) (a)
Investment management	$0.04	$0.37	$0.19	$2.23
Real estate ownership	0.39	0.73	2.01	2.83
Total	$0.43	$1.10	$2.20	$5.06

AFFO Per Share (Diluted) (a)
Investment management	$(0.11)	$0.35	$0.15	$1.96
Real estate ownership	0.93	0.68	2.33	1.84
Total	$0.82	$1.03	$2.48	$3.80

Distributions declared			$92,856	$42,561

__________

(a)         Effective April 1, 2012, we include cash distributions and deferred revenue received and earned from the operating partnerships of CPA®:16 – Global, CPA®:17 – Global and CWI in our Real Estate Ownership segment. Results of operations for the prior year periods have been reclassified to conform to the current period presentation. Additionally, during the third quarter of 2011, CPA®:16 – Global finalized its assessment of the fair values of the assets acquired and liabilities assumed in connection with the CPA®:14/16 merger and made certain adjustments during that quarter. Our proportionate share of the adjustments before income taxes was approximately $2.6 million. In accordance with current accounting guidance, we have retrospectively adjusted our results of operations in our Real Estate Ownership segment for the three and nine months ended September 30, 2011 to include such adjustments.

W. P. Carey Inc. 9/30/2012 Earnings Release 8-K — 6

W. P. CAREY INC.

Reconciliation of Net Income to EBITDA (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Investment Management
Net income from investment management attributable to
W. P. Carey stockholders(a)	$661	$9,112	$7,266	$49,075
Adjustments:
(Benefit from) provision for income taxes	(133)	5,075	(2,155)	38,511
Depreciation and amortization	937	819	2,817	2,488
EBITDA — investment management	$1,465	$15,006	$7,928	$90,074
EBITDA per share (diluted)	$0.04	$0.37	$0.19	$2.23

Real Estate Ownership
Net income from real estate ownership attributable to W. P. Carey stockholders(a)	$1,927	$16,090	$39,388	$80,913
Adjustments:
Interest expense	7,868	5,989	22,459	15,660
Provision for income taxes	512	854	2,347	15
Depreciation and amortization	5,634	5,504	17,111	14,064
Reconciling items attributable to discontinued operations	191	1,209	977	3,992
EBITDA — real estate ownership	$16,132	$29,646	$82,282	$114,644
EBITDA per share (diluted)	$0.39	$0.73	$2.01	$2.83

Total Company
EBITDA	$17,597	$44,652	$90,210	$204,718
EBITDA per share (diluted)	$0.43	$1.10	$2.20	$5.06
Diluted weighted average shares outstanding	41,127,404	40,404,520	41,029,578	40,424,316

__________

(a)         Effective April 1, 2012, we include cash distributions and deferred revenue received and earned from the operating partnerships of CPA®:16 – Global, CPA®:17 – Global and CWI in our Real Estate Ownership segment. Results of operations for the prior year periods have been reclassified to conform to the current period presentation. Additionally, during the third quarter of 2011, CPA®:16 – Global finalized its assessment of the fair values of the assets acquired and liabilities assumed in connection with the CPA®:14/16 merger and made certain adjustments during that quarter. Our proportionate share of the adjustments before income taxes was approximately $2.6 million. In accordance with current accounting guidance, we have retrospectively adjusted our results of operations in our Real Estate Ownership segment for the three and nine months ended September 30, 2011 to include such adjustments.

Non-GAAP Financial Disclosure

EBITDA as disclosed represents earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP, because it removes the impact of our capital structure and asset base from our operating results and because it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Accordingly, EBITDA should not be considered as an alternative to net income as an indicator of our financial performance. EBITDA may not be comparable to similarly titled measures of other companies. Therefore, we use EBITDA as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

W. P. Carey Inc. 9/30/2012 Earnings Release 8-K — 7

W. P. CAREY INC.

Reconciliation of Net Income to Funds From Operations — as adjusted (AFFO) (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Investment Management
Net Income from investment management attributable to W. P. Carey stockholders (a)	$661	$9,112	$7,266	$49,075
FFO - as defined by NAREIT	661	9,112	7,266	49,075
Adjustments:
Amortization and other non-cash charges	247	(1,263)	735	3,021
Stock based compensation	9,461	4,340	18,813	12,869
Deferred tax expense	(15,207)	1,876	(21,430)	14,119
Realized losses (gains) on foreign currency, derivatives and other	17	-	(6)	-
Amortization of deferred financing costs	308	-	879	-
Total adjustments	(5,174)	4,953	(1,009)	30,009
AFFO - Investment Management	$(4,513)	$14,065	$6,257	$79,084
Real Estate Ownership
Net Income from real estate ownership attributable to W. P. Carey stockholders (a)	$1,927	$16,090	$39,388	$80,913
Adjustments:
Depreciation and amortization of real property	5,510	6,194	17,330	16,909
Impairment charges	5,534	4,934	12,262	4,975
(Gain) loss on sale of real estate, net	(59)	396	(1,564)	(264)
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	707	1,173	2,335	4,049
Impairment charges	-	-	-	1,090
Loss (gain) on sale of real estate, net	181	-	(15,234)	34
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(400)	(1,157)	(1,268)	(1,477)
Total adjustments	11,473	11,540	13,861	25,316
FFO - as defined by NAREIT	13,400	27,630	53,249	106,229
Adjustments:
Gain on change in control of interests (b) (c)	(20,794)	-	(20,794)	(27,859)
Gain on deconsolidation of a subsidiary	-	(1,008)	-	(1,008)
Other losses, net	-	135	-	-
Other depreciation, amortization and non-cash charges	(130)	2,717	(106)	(53)
Stock based compensation	344	53	747	157
Deferred tax expense	(917)	(2,602)	(2,101)	(2,602)
Realized losses on foreign currency, derivatives and other	115	-	657	-
Amortization of deferred financing costs	509	-	1,375	-
Straight-line and other rent adjustments	(200)	(1,014)	(2,198)	(2,451)
Above-market rent intangible lease amortization, net	51	-	162	-
Merger expenses	35,570	-	40,289	-
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at AFFO:
Other depreciation, amortization and non-cash charges Straight-line and other rent adjustments	(25)	(463)	(801)	(1,227)
Below-market rent intangible lease amortization, net	-	-	(3)	-
AFFO adjustments to equity earnings from equity investments	10,650	1,978	25,263	3,155
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(141)	59	(186)	218
Total adjustments	25,032	(145)	42,304	(31,670)
AFFO - Real Estate Ownership	$38,432	$27,485	$95,553	$74,559
Total Company
FFO - as defined by NAREIT	$14,061	$36,742	$60,515	$155,304
FFO - as defined by NAREIT per share (diluted)	$0.34	$0.91	$1.47	$3.84
AFFO	$33,919	$41,550	$101,810	$153,643
AFFO per share (diluted)	$0.82	$1.03	$2.48	$3.80
Diluted weighted average shares outstanding	41,127,404	40,404,520	41,029,578	40,424,316

(a)         Effective April 1, 2012, we include cash distributions and deferred revenue received and earned from the operating partnerships of CPA®:16 – Global, CPA®:17 – Global and CWI in our Real Estate Ownership segment. Results of operations for the prior year

W. P. Carey Inc. 9/30/2012 Earnings Release 8-K — 8

periods have been reclassified to conform to the current period presentation. Additionally, during the third quarter of 2011, CPA®:16 – Global finalized its assessment of the fair values of the assets acquired and liabilities assumed in connection with the CPA®:14/16 merger and made certain adjustments during that quarter. Our proportionate share of the adjustments before income taxes was approximately $2.6 million. In accordance with current accounting guidance, we have retrospectively adjusted our results of operations in our Real Estate Ownership segment for the three and nine months ended September 30, 2011 to include such adjustments.

(b)         Gain on change in control of interests for the nine months ended September 30, 2011 represents gain recognized on purchase of the remaining interests in two investments from CPA®:14, which we had previously accounted for under the equity method. In connection with purchasing these properties, we recognized a net gain of $27.9 million during the nine months ended September 30, 2011 to adjust the carrying value of our existing interests in these investments to their estimated fair values.

(c)          Gain on change in control of interests for the three and nine months ended September 30, 2012 represents a gain of $14.7 million recognized on our previously held interest in shares of CPA®:15 common stock, and a gain of $6.1 million recognized on the purchase of the remaining interests in five investments from CPA®:15, which we had previously accounted for under the equity method.  We recognized a net gain of $20.8 million to adjust the carrying value of our existing interests in these investments to their estimated fair values.

Non-GAAP Financial Disclosure

FFO is a non-GAAP measure defined by NAREIT. NAREIT defines FFO as net income or loss (as computed in accordance with GAAP) excluding: depreciation and amortization expense from real estate assets, impairment charges on real estate, gains or losses from sales of depreciated real estate assets and extraordinary items; however, FFO related to assets held for sale, sold or otherwise transferred and included in the results of discontinued operations are included. These adjustments also incorporate the pro rata share of unconsolidated subsidiaries. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers. Although NAREIT has published this definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries and unrealized foreign currency exchange gains and losses. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows, and we therefore use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations.

W. P. Carey Inc. 9/30/2012 Earnings Release 8-K — 9

W. P. CAREY INC.

Total Adjusted Revenue (Pro rata Basis) (Unaudited)

(in thousands, except percentages)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2012		2011 (e)		2012		2011 (e)
	Revenue	%	Revenue	%	Revenue	%	Revenue	%
Asset management revenue	$15,850	20%	$14,840	16%	$47,088	21%	$51,279	21%
Structuring revenue (a)	8,316	11%	21,221	24%	19,576	8%	42,901	18%
Investment management revenues	24,166	31%	36,061	40%	66,664	29%	94,180	39%
Real estate revenues	54,154	69%	54,576	60%	166,801	71%	149,734	61%
Total Adjusted Revenue	$78,320	100%	$90,637	100%	$233,465	100%	$243,914	100%

Reconciliation of Total Adjusted Revenue
Total revenue — as reported	$71,036		$76,658		$207,996		$268,862
Less: Reimbursed costs from affiliates (b)	(19,879)		(14,707)		(59,100)		(49,485)
Less: Wholesaling revenue (b)	(4,012)		(2,586)		(11,878)		(8,788)
Less: Incentive, termination and subordinated disposition revenue (c)	-		-		-		(52,515)
Add: Lease revenues – discontinued operations	59		579		1,159		6,025
Add: Pro rata share of revenues from equity investments	5,313		6,689		17,463		21,668
Less: Pro rata share of revenues due to noncontrolling interests	(411)		(452)		(1,261)		(2,193)
Add: Pro rata share of revenues from CPA® REITs	18,862		19,976		57,297		52,072
Add: Total distributions of available cash - CPA® REITs	7,352		4,480		21,789		8,268
Total Adjusted Revenue	$78,320		$90,637		$233,465		$243,914
Reconciliation of Real Estate Revenues
Lease revenues – as reported	$16,714		$17,001		$51,265		$46,682
Lease revenues – discontinued operations	59		579		1,159		6,025
Total consolidated lease revenues	16,773		17,580		52,424		52,707
Add: Pro rata share of revenues from equity investments	5,313		6,689		17,463		21,668
Less: Pro rata share of revenues due to noncontrolling interests	(411)		(452)		(1,261)		(2,193)
Total pro rata net lease revenues	21,675		23,817		68,626		72,182
Add: Pro rata share of revenues from CPA® REITs:
CPA®:14	-		-		-		4,484
CPA®:15	4,234		4,652		12,731		13,178
CPA®:16 – Global	13,817		14,936		42,407		34,022
CPA®:17 – Global	811		388		2,159		388
Total pro rata share of revenues from CPA® REITs	18,862		19,976		57,297		52,072
Add: Distributions of available cash - CPA® REITs
CPA®:16 – Global	3,685		2,499		11,564		2,499
CPA®:17 – Global	3,667		1,981		10,225		5,769
Total distributions of available cash - CPA® REITs	7,352		4,480		21,789		8,268
Add: Other real estate income (d)	6,265		6,303		19,089		17,212
Total Real Estate Revenues	$54,154		$54,576		$166,801		$149,734

(a)         We earn structuring revenue on acquisitions structured on behalf of the CPA® REITS and CWI that we manage and expect significant period-to-period variation in such revenue based on changes in investment volume. Investments structured on behalf of the CPA® REITS and CWI totaled approximately $198.3 million and $498.0  million for the three months ended September 30, 2012 and 2011, respectively, and approximately $468.3  million and $1.1 billion for the nine months ended September 30, 2012 and 2011, respectively.

(b)         Total adjusted revenue excludes reimbursements of costs received from the affiliated CPA® REITs and CWI as they have no impact on net income. Also excluded is wholesaling revenue earned in connection with CPA®:17 – Global’s and CWI’s public offerings, which is substantially offset by underwriting costs incurred in connection with the offerings.

(c)          In connection with providing a liquidity event for CPA®:14 shareholders, in May 2011, we earned termination revenue of $31.2 million and subordinated disposition revenue of $21.3 million, which we received in shares of CPA®:14 and cash, respectively.  These CPA®:14 shares were subsequently converted to shares of  CPA®:16 – Global in connection with the CPA®:14/16 merger.

W. P. Carey Inc. 9/30/2012 Earnings Release 8-K — 10

(d)         Other real estate income generally consists of revenue from Carey Storage Management LLC, a subsidiary that invests in domestic self-storage properties and Livho, Inc., a subsidiary that operates a hotel franchise. Other real estate income also includes lease termination payments and other non-rent related revenues from real estate ownership, and as a result, we expect Other real estate income to fluctuate period to period.

(e)          Amounts presented for prior year periods do not reflect adjustments to prior period amounts for assets reclassified as held for sale or sold in the current period and reflected as discontinued operations.

W. P. Carey Inc. 9/30/2012 Earnings Release 8-K — 11

W. P. CAREY INC.

Selected Investment Management Fees and Distributions (Unaudited)

(in thousands)

	Three Months Ended September 30, 2012				Nine Months Ended September 30, 2012
	Asset Management Revenue				Asset Management Revenue
	Base Asset		Distributions		Base Asset		Distributions
	Management	Performance	of Available		Management	Performance	of Available
	Revenue	Revenue	Cash	Total	Revenue	Revenue	Cash	Total
CPA®:15	$3,063	$3,063	$-	$6,126	$9,272	$9,272	$-	$18,544
CPA®:16 - Global	4,631	-	3,685	8,316	13,929	-	11,564	25,493
CPA®:17 - Global	4,906	-	3,667	8,573	14,224	-	10,225	24,449
CWI/Other	187	-	-	187	391	-	-	391
Total	$12,787	$3,063	$7,352	$23,202	$37,816	$9,272	$21,789	$68,877

	Three Months Ended September 30, 2011				Nine Months Ended September 30, 2011
	Asset Management Revenue				Asset Management Revenue
	Base Asset		Distributions		Base Asset		Distributions
	Management	Performance	of Available		Management	Performance	of Available
	Revenue	Revenue	Cash	Total	Revenue	Revenue	Cash	Total
Total	$11,581	$3,259	$4,480	$19,320	$34,459	$16,820	$8,268	$59,547

W. P. Carey Inc. 9/30/2012 Earnings Release 8-K —12